UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)                  October 21, 2022

Accelerate Diagnostics, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-31822	84-1072256
(Commission File Number)	(IRS Employer Identification No.)

3950 South Country Club Road, Suite 470, Tucson, Arizona	85714
(Address of principal executive offices)	(Zip Code)

(520) 365-3100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	AXDX	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On October 21, 2022, Accelerate Diagnostics, Inc. (the “Company”) announced it has been in recent discussions with the U.S. Food and Drug Administration (“FDA”) regarding its Accelerate Arc system and related BC Kit (collectively, the “Accelerate Arc Products”).

Pursuant to such discussions, the FDA has clarified that the Company must obtain a 510(k) clearance in order to continue marketing and distributing the Accelerate Arc Products in the United States. The Company had been listing the Accelerate Arc Products as a Class I device exempt from 510(k) clearance requirements. Additionally, the FDA requested that the Company promptly take certain corrective actions, including, among other things, (i) discontinuing the U.S. marketing and distribution of the Accelerate Arc Products for positive blood culture processing and subsequent identification by mass spectrometry for diagnostic use; (ii) removing and/or correcting all U.S. promotional information within the Company’s control (e.g., website, labeling, social media, sales associate information, or other promotional material) regarding the diagnostic use of the Accelerate Arc Products as Class I devices or as devices intended as positive blood culture processing devices for subsequent identification of microorganisms by mass spectrometry; and (iii) revising/removing the Company’s registration and listing of the Accelerate Arc Products as Class I devices.

The Company intends to continue to fully cooperate with the FDA, including promptly taking the corrective actions requested by the FDA. On October 21, 2022, the Company also submitted a pre-submission package to the FDA, which is intended to obtain FDA feedback regarding the Company’s contemplated submission of an application for 510(k) clearance for the Accelerate Arc Products. The Company cannot, however, give any assurances that FDA will be satisfied with the Company’s actions taken in response to the matters raised by the FDA in its discussions. The Company also cannot give any assurances as to the timing of the FDA’s response to the Company’s pre-submission package or whether the Company will be successful in obtaining 510(k) clearance for the Accelerate Arc Products.

The Company will continue marketing and distributing the Accelerate Arc Products in Europe pursuant to its existing CE In Vitro Diagnostic Regulation (IVDR) registration.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties and reflect the Company’s judgment as of the date of this report. Such forward-looking statements include, but are not limited to, statements relating to the Company’s intention to continue to fully cooperate with the FDA, including to promptly take the corrective actions requested by the FDA; expectations and plans regarding 510(k) clearance for the Accelerate Arc Products; and plans to continue marketing and distributing the Accelerate Arc Products in Europe pursuant to its existing CE IVDR registration. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from predicted or expected results. The inclusion of forward-looking statements should not be regarded as a representation by the Company that any of these results will be achieved. Actual results may differ from those set forth in this report due to the risks and uncertainties described in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and in the Company’s subsequent filings with the SEC. These forward-looking statements are made only as the date hereof, and, except as required by law, the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements are qualified in their entirety by this cautionary statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCELERATE DIAGNOSTICS, INC.
(Registrant)
Date: October 21, 2022
/s/ Steve Reichling
Steve Reichling
Chief Financial Officer